Exhibit 19.15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 No. 333-113789 of AngloGold Ashanti Limited of our report dated 18 March 2016, relating to the financial statements of Kibali (Jersey) Limited included in AngloGold Ashanti Limited Annual Report on Form 20-F for the year ended 31 December 2015.

/s/ BDO LLP

BDO LLP

Registered Auditor

London

United Kingdom

31 March 2016

E-10